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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 1999
                                                 -----------------

                             PEREGRINE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                     000-22209                   95-3773312
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(State of incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification No.)

               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130
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             (Address of principal executive offices of Registrant)

                                 (858) 481-5000
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              (Registrant's telephone number, including area code)

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Item 2.           Acquisition or Disposition of Assets

         On December 14, 1999, pursuant to a Common Stock Exchange Agreement,
Peregrine Systems, Inc., a Delaware corporation ("Peregrine") issued and exchanged 1,121,966 shares of its common stock for 5,395,642 shares of the common stock of GoldMine Software Corporation, a Delaware corporation
("GoldMine"), representing approximately 10% of the outstanding GoldMine common stock on a pro forma basis. All shares of Peregrine common stock and GoldMine common stock issued in the exchange are "restricted securities" within the meaning of the Securities Act of 1933, as amended, and each of GoldMine and Peregrine has agreed to provide registration rights to the other to permit the resale of such securities.

         GoldMine, based in Colorado Springs, Colorado, is a leading provider of internal help-desk and customer relationship solutions for small- to mid-size businesses.

         The exchange of Peregrine common stock for a minority equity position in GoldMine was completed concurrently with the announcement of a value-added reseller agreement between the parties that enables GoldMine to sell a number of Peregrine products in combination with GoldMine's help desk software, sales force automation and customer relationship management solutions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)    Financial Statements of Business Acquired.

                Not required

         (b)    Pro Forma Financial Information.

                Not required

         (c)    Exhibits.

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
            Exhibits                   Description
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
              2.1    Common Stock Exchange Agreement dated December 14, 1999
                     between Peregrine and GoldMine

              99.1   Press release of Peregrine Systems, Inc., dated December
                     15, 1999

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PEREGRINE SYSTEMS, INC.

   Dated: December 21, 1999

                                        By: /s/ Richard T. Nelson
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                                           Richard T. Nelson, Vice President,
                                           General Counsel and Secretary